As filed with the Securities and Exchange Commission on March 31, 2000
                                            Registration No. 333- _________


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM S-8

                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933

                                 CMGI, INC.
           (Exact Name of Registrant as Specified in Its Charter)

        DELAWARE                                         04-2921333
(State or Other Jurisdiction of                       (I.R.S. Employer
Incorporation or Organization)                        Identification Number)

            100 BRICKSTONE SQUARE, ANDOVER, MASSACHUSETTS     01810
            (Address of Principal Executive Offices)        (Zip Code)

   BDS BUSINESS CENTER, INC. STOCK OPTION AND PERFORMANCE INCENTIVE PLAN
       BDS BUSINESS CENTER, INC. 1999 STOCK OPTION AND INCENTIVE PLAN

                         (Full Titles of the Plans)

                             DAVID S. WETHERELL
                   PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                 CMGI, INC.
                           100 BRICKSTONE SQUARE
                        ANDOVER, MASSACHUSETTS 01810
                  (Name and Address of Agent for Service)

                               (978) 684-3600
       (Telephone Number, Including Area Code, of Agent for Service)

                                 Copies to:

                         WILLIAM WILLIAMS II, ESQ.
                     VICE PRESIDENT AND GENERAL COUNSEL
                                 CMGI, INC.
                           100 BRICKSTONE SQUARE
                        ANDOVER, MASSACHUSETTS 01810



                                  CALCULATION OF REGISTRATION FEE


                                                Proposed            Proposed
          Title of             Amount            Maximum             Maximum         Amount of
         Securities            to be            Offering            Aggregate      Registration
           to be             Registered           Price              Offering          Fee
         Registered                             Per Share             Price
--------------------------------------------------------------------------------------------------

Common Stock, $.01          416,553 shares         $0.70             $291,209.28         $76.88
par value (1)             1,088,347 shares         $3.76           $4,089,600.26      $1,079.65
                            245,897 shares        $17.07           $4,197,339.79      $1,108.10
                             15,004 shares        $30.59             $458,894.76        $121.15
                             63,950 shares        $99.04           $6,333,474.68      $1,672.04

Total:                    1,829,751 shares                                            $4,057.82
------------------------------------------------------------- --------------------------------------

(1) All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.




PART I.  INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

                  The documents containing the information specified in
Part I will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         Item 3.  Incorporation of Documents by Reference

                  The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

                  (1) Annual Report on Form 10-K for the fiscal year ended July 31, 1999.

                  (2) Quarterly Reports on Form 10-Q for the quarters ended October 31, 1999 and January 31, 2000.

                  (3) Current Reports on Form 8-K filed on August 12, 1999 (as amended on November 1, 1999 and further amended on November 17, 1999); September 2, 1999; September 3, 1999; September 27, 1999; October 1, 1999;
                       December 17, 1999; January 24, 2000; February 22, 2000; March 3, 2000; March 9, 2000; and March 10,
                       2000.

                  (4) The description of Common Stock contained in the Registration Statement on Form 8-A filed on January 11, 1994.

                  All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

         Item 4.  Description of Securities

                  Not applicable.

         Item 5.  Interests of Named Experts and Counsel

                  The legality of the Common Stock being offered hereby will be passed for the Registrant by Skadden, Arps, Slate, Meagher & Flom LLP, Boston, Massachusetts.

         Item 6.  Indemnification of Directors and Officers

                  Section 145 of the Delaware General Corporation Law grants the Registrant the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Registrant where the person involved is adjudged to be liable to the Registrant except to the extent approved by a court. Article NINTH of the Registrant's Restated Certificate of Incorporation and Article VII of the Registrant's Restated By-laws provide that the Registrant shall, to the fullest extent permitted by applicable law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that he is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving at the written request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise. The indemnification provided for in each of Article NINTH and Article VII is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement, or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors, and administrators of such persons. Article VII also provides that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant, as a director, trustee, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against and incurred by such person in any such capacity.

                  Pursuant to Section 102(b)(7) of the Delaware General Corporation Laws, Article EIGHTH of the Registrant's Restated Certificate of Incorporation eliminates a director's personal liability for monetary damages to the Registrant and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director's duty of loyalty to the Registrant or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, self-dealing, or the unlawful payment of dividends or repurchase of stock.

                  The Registrant maintains an insurance policy on behalf of itself and certain of its subsidiaries, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of the directors and officers.

                  The Registrant has entered into agreements with all of its directors affirming the Registrant's obligation to indemnify them to the fullest extent permitted by law and providing various other protections.

         Item 7.  Exemption from Registration Claimed

                  Not applicable.

         Item 8.  Exhibits

                  The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

         Item 9.  Undertakings

                  1.  The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which offers or
                          sales are being made, a post-effective amendment to this Registration Statement:

                          (i)  To include any prospectus required by
                               Section 10(a)(3) of the Securities Act;

                          (ii) To reflect in the prospectus any facts or
                               events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a) (1) (i) and (a)
                               (1) (ii) do not apply if this Registration
                               Statement is on Form S-3, Form S-8 or Form
                               F-3, and the information required to be
                               included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
                               Section 13 or Section 15(d) of the
                               Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability
                      under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a
                      post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the Town of Andover, Commonwealth of Massachusetts on this 31st day of March, 2000.

                                  CMGI, INC.


                                  By:   /s/ David S. Wetherell
                                        -------------------------------
                                        David S. Wetherell
                                        Chairman of the Board, President and
                                        Chief Executive Officer


                             POWER OF ATTORNEY

We, the undersigned officers and directors of CMGI, Inc. hereby severally constitute David S. Wetherell, Andrew J. Hajducky, III and William Williams II, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable CMGI, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


      Signature                                  Title                            Date
      ---------                                  -----                            -----

/s/ David S. Wetherell                 Chairman of the Board of              March 31, 2000
-------------------------------------  Directors, President and Chief
David S. Wetherell                     Executive Officer (Principal
                                       Executive Officer)


/s/ Andrew J. Hajducky, III            Executive Vice President,             March 31, 2000
-------------------------------------  Chief Financial Officer and
Andrew J. Hajducky, III                Treasurer (Principal Financial
                                       and Accounting Officer)


/s/ William Berkman                    Director                              March 31, 2000
-------------------------------------
William Berkman


/s/ Craig Goldman                      Director                              March 31, 2000
-------------------------------------
Craig Goldman


/s/ Avram Miller                       Director                              March 31, 2000
-------------------------------------
Avram Miller


/s/ Robert Ranalli                     Director                              March 31, 2000
-------------------------------------
Robert Ranalli


/s/ William D. Strecker                Director                              March 31, 2000
-------------------------------------
William D. Strecker



                               EXHIBIT INDEX

 Exhibit
 Number                       Description
 --------                     -----------

  4.1 Specimen Certificate of Common Stock, $.01 par value per share, of the Registrant is incorporated herein by reference to Exhibit 4.1 to the Registrant's Annual Report on Form 10-K for the fiscal year ended July 31, 1999 (File No. 000-23262)

  5               Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

  23.1            Consent of Skadden, Arps, Slate, Meagher & Flom LLP
                  (included in Exhibit 5)

  23.2            Consent of KPMG LLP, independent accountants

  23.3 Consent of PricewaterhouseCoopers LLP, independent accountants

  23.4 Consent of PricewaterhouseCoopers LLP, independent accountants

  23.5 Consent of Singer Lewak Greenbaum & Goldstein LLP, independent accountants

  23.6 Consent of Deloitte & Touche LLP, independent accoountants

  23.7            Consent of Arthur Andersen LLP, independent accountants

  24 Power of Attorney (included in the signature pages of this Registration Statement)